Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Feb. 20, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Reports Year-End 2012 Financial Results

—	2012 Net Income is $859 Million, $1.37 per Share

—	Adjusted Earnings Impacted by Sharply Lower NGL Margins

—	Williams Partners’ Midstream Fee-based Business Continues Strong Growth; Up 18% in 4Q vs. Prior Year, Up 17% for Full Year

—	Reaffirming Strong Cash Dividend Growth Guidance of 20% Annually Through 2014

—	Lowering 2013-2014 Earnings Guidance due to Effect of Sharply Lower Ethane, Propane Prices; Expect Fee-Based Business Growth Will Partially Offset

—	Robust Demand for Infrastructure, Related Projects, Investments Drive Strong Growth

Year-End Summary Financial Information	2012		2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$723	$1.15	$803	$1.34
Income (loss) from discontinued operations	136	0.22	(427)	(0.71)

Net income	$859	$1.37	$376	$0.63

Adjusted income from continuing operations*	$695	$1.11	$734	$1.23

Quarterly Summary Financial Information	4Q 2012		4Q 2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$151	$0.23	$79	$0.13
Loss from discontinued operations	(2)	—	(523)	(0.87)

Net income (loss)	$149	$0.23	($444)	($0.74)

Adjusted income from continuing operations*	$160	$0.25	$214	$0.36

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 1 of 9

TULSA, Okla. — Williams (NYSE: WMB) announced 2012 unaudited net income attributable to Williams of $859 million, or $1.37 per share on a diluted basis, compared with net income of $376 million, or $0.63 per share on a diluted basis for 2011.

The increase in net income for 2012 was primarily due to the absence of a $427 million loss from discontinued operations in 2011. The significant loss from discontinued operations in 2011 was primarily due to significant non-cash property impairment and other charges associated with Williams’ former exploration and production business. The 2012 net income also benefited from $136 million of income from discontinued operations, primarily due to gains following the sale of certain of our former Venezuela operations.

For fourth-quarter 2012, Williams reported net income of $149 million, or $0.23 per share on a diluted basis, compared with a net loss of $444 million, or a loss of $0.74 per share, for fourth-quarter 2011.

The substantial increase in net income during the fourth quarter of 2012 is due to the absence of the previously described non-cash property impairment and other charges associated with Williams’ former exploration and production business recorded in fourth-quarter 2011.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $695 million, or $1.11 per share, for 2012, compared with $734 million, or $1.23 per share for 2011. For fourth-quarter 2012, adjusted income from continuing operations was $160 million, or $0.25 per share, compared with $214 million, or $0.36 per share for fourth quarter 2011.

Lower NGL margins at Williams Partners and increased costs, partially offset by higher fee-based revenue and increased olefin margins, drove the decline in adjusted income from continuing operations during the 2012 periods. There is a more detailed description of the business results later in this press release.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. Reconciliation to the most relevant GAAP measure is attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“This past year was one of significant growth and change at Williams. We spun off WPX Energy at the end of 2011 and followed that up by seizing on a significant number of strategic growth opportunities. Our focus now is executing on our

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 2 of 9

portfolio of great growth projects across of our operating areas – from the Marcellus and Utica Shale and Canada to the deepwater Gulf of Mexico.

“We’ve reaffirmed our annual dividend growth guidance of 20 percent in each of 2013 and 2014 in the face of sharply lower ethane and propane prices. We’re basing our strong dividend growth outlook on the continued rapid growth of our fee-based business and the strong mitigating effect of the Geismar ethylene complex. We also continue to expect strong growth in 2014 and beyond as we place into service the large-scale projects that are currently under construction. As well, recent investments, including Access Midstream and Caiman II, serve to sustain our long-term growth.

“There continues to be significant demand for energy infrastructure to connect North America’s prolific shale plays to growing markets, from power generation to petrochemical manufacturing. Williams is well-positioned to provide the kind of large-scale infrastructure solutions that are needed to meet demand,” Armstrong said.

2013-14 Guidance

Williams is lowering its 2013-14 earnings guidance primarily to reflect sharply lower commodity margin assumptions.

Capital expenditures for 2013-14 are increasing, primarily due to increases of approximately $220 million in 2013 and $210 million in 2014 associated with a change in the forecasting presentation for Williams Partners’ Gulfstar FPS and Constitution Pipeline projects. Previous capital expenditure guidance only reflected Williams Partners’ 51-percent interest in Gulfstar and its 51-percent interest in Constitution. While Williams Partners’ interests in each project are unchanged, the new guidance reflects Gulfstar and Constitution on a fully consolidated basis with our partners non-controlling interests reflected separately. The capital increases associated with this presentation change will be fully offset by capital contributions from the partners on each project.

Earlier this month, Williams Partners announced that Marubeni Corporation agreed to acquire a 49-percent interest in the Gulfstar project. Cabot Oil & Gas (NYSE:COG) and Piedmont Natural Gas (NYSE: PNY) own 25-percent and 24-percent interests in Constitution, respectively.

Williams expects cash tax rates for 2013-14 to be sharply lower than previous guidance due to legislation that extended bonus depreciation and the company’s investment in ACMP.

Williams’ current commodity price assumptions and the corresponding guidance for its earnings and capital expenditures are displayed in the following table:

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 3 of 9

Commodity Price Assumptions and Financial Outlook	2013			2014
As of Feb. 20, 2013	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.23	$0.33	$0.43	$0.30	$0.40	$0.50
Propane ($ per gallon)	$0.81	$0.96	$1.11	$1.05	$1.20	$1.35
Natural Gas - NYMEX ($/MMBtu)	$3.00	$3.50	$4.00	$3.50	$4.00	$4.50
Ethylene Spot ($ per pound)	$0.46	$0.56	$0.66	$0.46	$0.56	$0.66
Propylene Spot ($ per pound)	$0.50	$0.60	$0.70	$0.46	$0.56	$0.66
Crude Oil - WTI ($ per barrel)	$75	$90	$105	$75	$90	$105

NGL to Crude Oil Relationship (1)	40%	40%	39%	45%	44%	43%

Crack Spread ($ per pound) (2)	$0.36	$0.42	$0.48	$0.33	$0.39	$0.45
Composite Frac Spread ($ per gallon) (3)	$0.47	$0.56	$0.65	$0.52	$0.61	$0.71

Capital & Investment Expenditures (millions)
Williams Partners	$3,550	$3,750	$3,950	$1,950	$2,150	$2,350
Williams NGL & Petchem Services	390	490	590	425	575	725
Access Midstream Partners	—	—	—	—	—	—
Other	35	35	35	25	25	25

Total Capital & Investment Expenditures	$3,975	$4,275	$4,575	$2,400	$2,750	$3,100

Cash Flow from Operations (millions)	$2,075	$2,313	$2,550	$3,025	$3,250	$3,475

Adjusted Segment Profit (millions) (5)
Williams Partners	$1,625	$1,838	$2,050	$2,300	$2,575	$2,850
Williams NGL & Petchem Services	50	100	150	95	155	215
Access Midstream Partners	25	38	50	80	95	110
Other	0	0	0	0	0	0

Total Adjusted Segment Profit	$1,700	$1,975	$2,250	$2,475	$2,825	$3,175

Adjusted Segment Profit + DD&A (millions)
Williams Partners	$2,410	$2,643	$2,875	$3,210	$3,505	$3,800
Williams NGL & Petchem Services	75	130	185	135	200	265
Access Midstream Partners (4)	90	103	115	145	160	175
Other	20	20	20	25	25	25

Total Adjusted Segment Profit + DD&A	$2,595	$2,895	$3,195	$3,515	$3,890	$4,265

Adjusted Diluted Earnings Per Share (5)	$0.75	$0.95	$1.15	$1.20	$1.45	$1.70

(1)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Crack spread is based on Delivered U.S. Gulf Coast Ethylene and Mont Belvieu Ethane.

(3)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(4)	Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

(5)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 4 of 9

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services, Access Midstream Partners, and Other.

The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ); Williams NGL & Petchem Services includes the results of Williams’ Canadian midstream and NGL/olefin pipelines in the U.S. Gulf Coast region; and Access Midstream Partners includes the company’s equity earnings from its 50-percent indirect interest in privately held Access Midstream Partners GP, L.L.C. and its approximate 24-percent limited-partner interest in Access Midstream Partners, LP (NYSE: ACMP). Results have been recast to reflect Williams Partners L.P.’s (NYSE:WPZ) acquisition of Williams’ Gulf Olefins business, which was completed in November 2012.

Consolidated Segment Profit	Full Year		4Q
Amounts in millions	2012	2011	2012	2011

Williams Partners	$1,812	$2,035	$441	$540
Williams NGL & Petchem Services	99	157	27	54
Access Midstream Partners	—	—	—	—
Other	49	24	(12)	1

Consolidated Segment Profit	$1,960	$2,216	$456	$595

Adjusted Consolidated Segment Profit*	Full Year		4Q
Amounts in millions	2012	2011	2012	2011

Williams Partners	$1,849	$2,046	$449	$542
Williams NGL & Petchem Services	99	138	27	35
Access Midstream Partners	—	—	—	—
Other	(4)	13	(12)	1

Adjusted Consolidated Segment Profit	$1,944	$2,197	$464	$578

*	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measure) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquid (NGL) fractionation; and oil transportation.

For 2012, Williams Partners reported segment profit of $1.81 billion, compared with $2.04 billion for 2011. For fourth quarter 2012, Williams Partners reported segment profit of $441 million, compared with $540 million for fourth quarter 2011.

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 5 of 9

The decline in Williams Partners’ segment profit during 2012 periods is due to a significant decline in NGL margins, which led to lower results in the partnership’s midstream business. A substantial decline in NGL prices was the key driver of the lower NGL margins in 2012. Higher expenses associated with developing businesses acquired earlier in the year also contributed to the lower results in 2012.

An increase in fee-based revenue, including a fourth-quarter 2012 increase of 18 percent in the partnership’s midstream business, partially offset the impacts of lower NGL prices and other factors. Higher olefin margins from the recently acquired Gulf Olefin assets also helped mitigate the impact of the lower NGL margins and higher expenses.

Key Operational Metrics	2011				2012
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q Change
Fee-based Revenues (millions)									Year-over-year	Sequential
Gas Pipeline	$361	$359	$368	$384	$384	$366	$372	$392	2.1%	5.4%
Midstream Gas & Liquids	223	235	257	255	267	281	287	302	18.4%	5.2%

Total	$584	$594	$625	$639	$651	$647	$659	$694	8.6%	5.3%

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242	$189	$167	$154	-46.3%	-7.8%
NGL equity volumes (gallons in millions)	289	308	274	317	308	295	301	279	-12.0%	-7.3%
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79	$0.64	$0.55	$0.55	-39.6%	0.0%

The increase in fee-based revenues during 2012 was primarily due to higher volumes in the Marcellus Shale area including new volumes on Williams Partners’ recently acquired Ohio Valley Midstream system and Susquehanna Supply Hub gathering assets.

There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s year-end 2012 financial results news release, which is also being issued today.

Williams NGL & Petchem Services

Williams NGL & Petchem Services primarily includes Williams’ midstream operations in Canada including an oil sands offgas processing plant near Fort McMurray, Alberta and an NGL/olefin fractionation facility and butylene/butane splitter facility at Redwater, Alberta.

Williams NGL & Petchem Services reported segment profit of $99 million for 2012, compared with $157 million for 2011. For the fourth quarter of 2012, Williams NGL & Petchem Services reported segment profit of $27 million, compared with $54 million for the fourth quarter of 2011.

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 6 of 9

The decline in segment profit during the 2012 periods was due to lower Canadian NGL and propylene product margins driven by lower per-unit sales prices. These factors were partially offset by higher propylene sales volumes.

Other

The Other segment benefited from gains related to the 2010 sale of the company’s Accroven investment in Venezuela of $53 million in 2012 and $11 million in 2011.

Year-End Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ year-end 2012 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

Williams and Williams Partners L.P. will host a joint Q&A live webcast on Thursday, Feb. 21 at 9:30 a.m. EST. A limited number of phone lines will be available at (888) 401-4690. International callers should dial (719) 325-2461. A link to the live year-end webcast, as well as replays of the webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-K

The company plans to file its 2012 Form 10-K with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 7 of 9

substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns approximately 70 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla. More information is available at www.williams.com, where the company routinely posts important information.

# # #

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and olefins prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards;

—	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 8 of 9

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

—	Risks associated with future weather conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE:WMB) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 9 of 9

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2012

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$300	$171	$253	$79	$803	$287	$133	$152	$151	$723

Income (loss) from continuing operations—diluted earnings per common share	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.25	$0.23	$1.15

Adjustments:

Williams Partners
Acquisition and transition-related costs	$—	$—	$—	$—	$—	$—	$19	$4	$2	$25
Loss related to Eminence storage facility leak	4	3	6	2	15	1	—	1	—	2
Impairment of certain assets	—	—	—	—	—	—	—	6	—	6
Share of impairments at equity method investee	—	—	—	—	—	—	—	—	5	5
Loss due to Geismar furnace fire*	—	—	—	—	—	—	—	4	1	5
Gain on sale of certain assets	—	—	—	—	—	—	(6)	—	—	(6)
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—	—	—	—	—

Total Williams Partners adjustments*	—	3	6	2	11	1	13	15	8	37

Williams NGL & Petchem Services
Gulf Liquids litigation contingency accrual reduction	—	—	—	(19)	(19)	—	—	—	—	—

Total Williams NGL & Petchem Services adjustments	—	—	—	(19)	(19)	—	—	—	—	—

Other
Gain from Venezuela investment	(11)	—	—	—	(11)	(53)	—	—	—	(53)

Total Other adjustments	(11)	—	—	—	(11)	(53)	—	—	—	(53)

Adjustments included in segment profit (loss)	(11)	3	6	(17)	(19)	(52)	13	15	8	(16)

Adjustments below segment profit (loss)
Early debt retirement costs—Corporate	—	—	—	271	271	—	—	—	—	—
Gulf Liquids litigation contingency interest accrual reduction—Williams NGL & Petchem Services	—	—	—	(14)	(14)	—	—	—	—	—
Reorganization-related costs	—	—	—	—	—	—	6	6	12	24
Gain from Venezuela investment—related interest—Other	—	—	—	—	—	(10)	—	—	—	(10)
Interest income on note receivable from sale of Venezuela assets—Other	—	—	—	—	—	—	(3)	(2)	(2)	(7)
Allocation of adjustments to noncontrolling interests	—	(1)	(1)	(1)	(3)	—	(6)	(5)	(5)	(16)

	—	(1)	(1)	256	254	(10)	(3)	(1)	5	(9)

Total adjustments	(11)	2	5	239	235	(62)	10	14	13	(25)
Less tax effect for above items	4	(1)	(2)	(89)	(88)	11	(6)	(6)	(5)	(6)

Adjustments for tax-related items [1]	(124)	—	(77)	(15)	(216)	—	1	1	1	3

Adjusted income from continuing operations available to common stockholders	$169	$172	$179	$214	$734	$236	$138	$161	$160	$695

Adjusted diluted earnings per common share [2]	$0.28	$0.29	$0.30	$0.36	$1.23	$0.39	$0.22	$0.25	$0.25	$1.11

Weighted-average shares—diluted (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	632,019	642,527	625,486

*	Recast due to the dropdown of the olefin business to Williams Partners in the fourth quarter of 2012.

[1]	The first, third and fourth quarters of 2011 include federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2011					2012
(Dollars in millions, except per- share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$610	$614	$648	$660	$2,532	$677	$667	$675	$710	$2,729
Product sales	1,261	1,370	1,324	1,443	5,398	1,342	1,179	1,077	1,190	4,788

Total revenues	1,871	1,984	1,972	2,103	7,930	2,019	1,846	1,752	1,900	7,517

Costs and expenses:
Product costs	926	990	969	1,049	3,934	957	900	771	899	3,527
Operating and maintenance expenses	228	245	262	255	990	230	275	261	261	1,027
Depreciation and amortization expenses	162	166	167	166	661	168	181	196	211	756
Selling, general and administrative expenses	122	120	117	118	477	129	149	137	156	571
Other (income) expense - net	(6)	3	—	4	1	8	9	14	(7)	24

Total costs and expenses	1,432	1,524	1,515	1,592	6,063	1,492	1,514	1,379	1,520	5,905

Equity earnings (losses)	34	40	40	41	155	31	27	30	23	111
Income (loss) from investments	11	—	—	(4)	7	52	(1)	—	(2)	49
General corporate expenses	47	45	48	47	187	40	50	43	55	188

Total segment profit (loss)	531	545	545	595	2,216	650	408	446	456	1,960

Reclass equity earnings (losses)	(34)	(40)	(40)	(41)	(155)	(31)	(27)	(30)	(23)	(111)
Reclass income (loss) from investments	(11)	—	—	4	(7)	(52)	1	—	2	(49)
Reclass general corporate expenses	(47)	(45)	(48)	(47)	(187)	(40)	(50)	(43)	(55)	(188)

Operating income (loss)	439	460	457	511	1,867	527	332	373	380	1,612
Equity earnings (losses)	34	40	40	41	155	31	27	30	23	111
Interest incurred	(156)	(155)	(153)	(134)	(598)	(141)	(140)	(140)	(147)	(568)
Interest capitalized	5	5	7	8	25	10	12	11	26	59
Other investing income—net	10	—	3	—	13	69	3	3	2	77
Early debt retirement costs	—	—	—	(271)	(271)	—	—	—	—	—
Other income (expense)—net	6	(2)	—	7	11	(4)	3	—	(1)	(2)

Income (loss) from continuing operations before income taxes	338	348	354	162	1,202	492	237	277	283	1,289
Provision (benefit) for income taxes	(22)	109	33	4	124	133	71	77	79	360

Income (loss) from continuing operations	360	239	321	158	1,078	359	166	200	204	929
Income (loss) from discontinued operations	24	58	21	(520)	(417)	136	(1)	3	(2)	136

Net income (loss)	384	297	342	(362)	661	495	165	203	202	1,065
Less: Net income attributable to noncontrolling interests	63	70	70	82	285	72	33	48	53	206

Net income (loss) attributable to The Williams Companies, Inc.	$321	$227	$272	$(444)	$376	$423	$132	$155	$149	$859

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$300	$171	$253	$79	$803	$287	$133	$152	$151	$723
Income (loss) from discontinued operations	21	56	19	(523)	(427)	136	(1)	3	(2)	136

Net income (loss)	$321	$227	$272	$(444)	$376	$423	$132	$155	$149	$859

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.25	$0.23	$1.15
Income (loss) from discontinued operations	0.04	0.09	0.03	(0.87)	(0.71)	0.23	—	—	—	0.22

Net income (loss)	$0.54	$0.38	$0.46	$(0.74)	$0.63	$0.70	$0.21	$0.25	$0.23	$1.37

Weighted-average number of shares used in computations (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	632,019	642,527	625,486

Common shares outstanding at end of period (thousands)	587,990	588,637	588,955	591,505	591,505	595,271	626,563	627,093	681,310	681,310
Market price per common share (end of period)	$31.18	$30.25	$24.34	$33.02	$33.02	$30.81	$28.82	$34.97	$32.74	$32.74

Common dividends per share	$0.125	$0.200	$0.200	$0.250	$0.775	$0.25875	$0.300	$0.3125	$0.325	$1.19625

Note: Revised presentation to be in conformity with Consolidated Statement of Operations in our 10-K.

The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)

(UNAUDITED)

	2011*					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Segment profit (loss):

Williams Partners	$473	$514	$508	$540	$2,035	$551	$391	$429	$441	$1,812
Williams NGL & Petchem Services	38	29	36	54	157	40	16	16	27	99
Access Midstream Partners	—	—	—	—	—	—	—	—	—	—
Other	20	2	1	1	24	59	1	1	(12)	49

Total segment profit (loss)	$531	$545	$545	$595	$2,216	$650	$408	$446	$456	$1,960

Adjustments:

Williams Partners	$—	$3	$6	$2	$11	$1	$13	$15	$8	$37
Williams NGL & Petchem Services	—	—	—	(19)	(19)	—	—	—	—	—
Access Midstream Partners	—	—	—	—	—	—	—	—	—	—
Other	(11)	—	—	—	(11)	(53)	—	—	—	(53)

Total segment adjustments	$(11)	$3	$6	$(17)	$(19)	$(52)	$13	$15	$8	$(16)

Adjusted segment profit (loss):

Williams Partners	$473	$517	$514	$542	$2,046	$552	$404	$444	$449	$1,849
Williams NGL & Petchem Services	38	29	36	35	138	40	16	16	27	99
Access Midstream Partners	—	—	—	—	—	—	—	—	—	—
Other	9	2	1	1	13	6	1	1	(12)	(4)

Total adjusted segment profit (loss)	$520	$548	$551	$578	$2,197	$598	$421	$461	$464	$1,944

*	Recast due to the dropdown of the olefin business to Williams Partners in the fourth quarter of 2012.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income—net in the Consolidated Statement of Operations. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2011*					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Revenues:
Service revenues	$606	$611	$643	$657	$2,517	$673	$664	$668	$704	$2,709
Product sales	1,207	1,325	1,277	1,388	5,197	1,295	1,153	1,049	1,145	4,642

Total revenues	1,813	1,936	1,920	2,045	7,714	1,968	1,817	1,717	1,849	7,351
Segment costs and expenses:
Product costs	930	991	978	1,052	3,951	974	907	781	895	3,557
Operating and maintenance expenses	221	237	242	248	948	220	264	252	251	987
Depreciation and amortization expenses	152	157	158	154	621	159	171	185	199	714
Selling, general, and administrative expenses	74	73	69	72	288	88	99	90	92	369
Other (income) expense—net	(12)	—	5	20	13	6	12	10	(5)	23

Total segment costs and expenses	1,365	1,458	1,452	1,546	5,821	1,447	1,453	1,318	1,432	5,650
Equity earnings (losses)	25	36	40	41	142	30	27	30	24	111

Reported segment profit	473	514	508	540	2,035	551	391	429	441	1,812
Adjustments	—	3	6	2	11	1	13	15	8	37

Adjusted segment profit	$473	$517	$514	$542	$2,046	$552	$404	$444	$449	$1,849

*	Recast due to the dropdown of the olefin business to Williams Partners in the fourth quarter of 2012.

Williams NGL & Petchem Services

(UNAUDITED)

	2011*					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Revenues:
Fee-based revenues	$—	$1	$—	$—	$1	$—	$—	$2	$3	$5
Olefin and NGL production sales	90	72	88	90	340	89	50	60	75	274

Total revenues	90	73	88	90	341	89	50	62	78	279

Segment costs and expenses:
Olefin and NGL production cost of goods sold	32	27	30	32	121	29	18	22	29	98
Operating and maintenance expenses	5	6	18	4	33	8	8	8	7	31
Selling, general and administrative expenses	5	5	5	6	21	5	6	6	9	26
Depreciation and amortization expenses	4	4	3	5	16	4	3	6	7	20
Other (income) expense—net	6	2	(4)	(11)	(7)	3	(1)	4	(1)	5

Total segment costs and expenses	52	44	52	36	184	49	34	46	51	180

Reported segment profit	38	29	36	54	157	40	16	16	27	99
Adjustments	—	—	—	(19)	(19)	—	—	—	—	—

Adjusted segment profit	$38	$29	$36	$35	$138	$40	$16	$16	$27	$99

Operating statistics
Canadian propylene sales volumes (million lbs)	38	26	38	37	139	41	30	42	40	153
Canadian NGL sales volumes (million gallons)**	45	32	38	48	163	47	26	39	53	165

*	Recast due to the dropdown of the olefin business to Williams Partners in the fourth quarter of 2012.

**	NGL products include: propane, normal butane, isobutane/butylene (butylene), and condensate.

Capital Expenditures and Investments

(UNAUDITED)

	2011**					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr**	2nd Qtr**	3rd Qtr**	4th Qtr	Year
Capital expenditures:
Williams Partners	$158	$156	$293	$398	$1,005	$260	$524	$665	$663	$2,112
Williams NGL & Petchem Services	43	45	31	71	190	64	65	62	203	394
Other	6	5	13	8	32	5	4	3	11	23
Discontinued operations	319	362	402	486	1,569	—	—	—	—	—

Total*	$526	$568	$739	$963	$2,796	$329	$593	$730	$877	$2,529

Purchase of businesses:
Williams Partners	$—	$—	$41	$—	$41	$325	$1,724	$—	$—	$2,049

Total	$—	$—	$41	$—	$41	$325	$1,724	$—	$—	$2,049

Purchase of investments:
Williams Partners	$36	$65	$39	$57	$197	$48	$136	$98	$189	$471
Other	2	23	—	—	25	—	—	—	2,180	2,180
Discontinued operations	4	2	2	3	11	—	—	—	—	—

Total	$42	$90	$41	$60	$233	$48	$136	$98	$2,369	$2,651

Summary:
Williams Partners	$194	$221	$373	$455	$1,243	$633	$2,384	$763	$852	$4,632
Williams NGL & Petchem Services	43	45	31	71	190	64	65	62	203	394
Other	8	28	13	8	57	5	4	3	2,191	2,203
Discontinued operations	323	364	404	489	1,580	—	—	—	—	—

Total	$568	$658	$821	$1,023	$3,070	$702	$2,453	$828	$3,246	$7,229

Cumulative summary:
Williams Partners	$194	$415	$788	$1,243	$1,243	$633	$3,017	$3,780	$4,632	$4,632
Williams NGL & Petchem Services	43	88	119	190	190	64	129	191	394	394
Other	8	36	49	57	57	5	9	12	2,203	2,203
Discontinued operations	323	687	1,091	1,580	1,580	—	—	—	—	—

Total	$568	$1,226	$2,047	$3,070	$3,070	$702	$3,155	$3,983	$7,229	$7,229

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371	$628	$785	$971	$2,755
Purchase of businesses	—	—	41	—	41	325	1,724	—	—	2,049
Purchase of investments	42	90	41	60	233	48	136	98	2,369	2,651

Total	$524	$694	$910	$1,099	$3,227	$744	$2,488	$883	$3,340	$7,455

* Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371	$628	$785	$971	$2,755
Changes in related accounts payable and accrued liabilities	44	(36)	(89)	(76)	(157)	(42)	(35)	(55)	(94)	(226)

Capital expenditures	$526	$568	$739	$963	$2,796	$329	$593	$730	$877	$2,529

**	Recast due to the dropdown of the olefin business to Williams Partners.

Depreciation, Depletion, and Amortization and Other Selected Financial Data

(UNAUDITED)

	2011*					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Depreciation, depletion, and amortization:
Williams Partners	$152	$157	$158	$154	$621	$159	$171	$185	$199	$714
Williams NGL & Petchem Services	4	4	3	5	16	4	3	6	7	20
Other	6	5	6	7	24	5	7	5	5	22
Discontinued operations	219	237	251	246	953	—	—	—	—	—

Total	$381	$403	$418	$412	$1,614	$168	$181	$196	$211	$756

Other selected financial data:
Cash and cash equivalents	$883	$1,130	$946	$889	$889	$1,100	$679	$996	$839	$839
Total assets	$25,083	$25,705	$26,146	$16,502	$16,502	$17,790	$20,267	$21,263	$24,327	$24,327
Capital structure:
Debt
Current	$532	$383	$361	$353	$353	$329	$4	$2	$1	$1
Noncurrent	$8,577	$8,925	$9,022	$8,369	$8,369	$8,366	$9,033	$9,512	$10,735	$10,735
Stockholders’ equity	$7,052	$7,231	$7,412	$1,296	$1,296	$2,622	$2,961	$3,092	$4,752	$4,752
Debt to debt-plus-stockholders’ equity ratio	56.4%	56.3%	55.9%	87.1%	87.1%	76.8%	75.3%	75.5%	69.3%	69.3%

*	Recast due to the dropdown of the olefin business to Williams Partners.

2013 Forecast Guidance—Reported to Adjusted

February 20 Guidance
	Reported	Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High	Items	Low — High
Segment profit	$1,700 — $2,250	$—	$1,700 — $2,250

Net interest expense	(520) — (535)	—	(520) — (535)

General corporate/other/rounding	(140) — (150)	—	(140) — (150)

Pretax income	1,040 — 1,565	—	1,040 — 1,565

Provision for income tax	(325) — (445)	—	(325) — (445)

Income from continuing operations	$715 — $1,120	$—	$715 — $1,120

Net income attributable to noncontrolling interests	(200) — (330)	—	(200) — (330)

Amounts attributable to Williams:

Income from continuing operations	$515 — $790	$—	$515 — $790

Diluted EPS	$0.75 — $1.15		$0.75 — $1.15

Segment Profit Guidance—Reported to Adjusted

	2013 Guidance			2014 Guidance
(Dollars in millions)	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,625	$1,838	$2,050	$2,300	$2,575	$2,850
NGL & Petchem Services	50	100	150	95	155	215
Access Midstream Partners	25	38	50	80	95	110
Other	—	—	—	—	—	—

Total Reported segment profit	$1,700	$1,975	$2,250	$2,475	$2,825	$3,175

Adjustments:
Total Williams Partners adjustments	$—	$—	$—	$—	$—	$—
Total NGL & Petchem Services adjustments	—	—	—	—	—	—
Total Access Midstream Partners adjustments	—	—	—	—	—	—
Total Other adjustments	—	—	—	—	—	—

Total Adjustments	$—	$—	$—	$—	$—	$—

Adjusted segment profit:
Williams Partners (WPZ)	$1,625	$1,838	$2,050	$2,300	$2,575	$2,850
NGL & Petchem Services	50	100	150	95	155	215
Access Midstream Partners	25	38	50	80	95	110
Other	—	—	—	—	—	—

Total Adjusted segment profit	$1,700	$1,975	$2,250	$2,475	$2,825	$3,175

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	2013 Guidance			2014 Guidance
(Dollars in millions, except earnings per share)	Low	Midpoint	High	Low	Midpoint	High

Reported income from continuing operations	$515	$653	$790	$835	$1,005	$1,175

Adjustments—pretax	—	—	—	—	—	—

Less taxes	—	—	—	—	—	—

Adjustments—after tax	—	—	—	—	—	—
Adjusted income from continuing ops	$515	$653	$790	$835	$1,005	$1,175

Adjusted diluted EPS	$0.75	$0.95	$1.15	$1.20	$1.45	$1.70

Note: All amounts attributable to Williams

Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues
Fee-based revenues from gas pipeline business	$361	$359	$368	$384	$1,472	$384	$366	$372	$392	$1,514
Fee-based revenues from midstream business*	223	235	257	255	970	267	281	287	302	1,137
Tracked revenues from gas pipeline business	50	48	61	42	201	38	33	40	49	160
Commodity-based revenues from midstream business *	1,709	1,913	1,820	2,034	7,476	1,821	1,587	1,463	1,531	6,402
Other/Elims	(530)	(619)	(586)	(670)	(2,405)	(542)	(450)	(445)	(425)	(1,862)

Total Williams Partners revenues	$1,813	$1,936	$1,920	$2,045	$7,714	$1,968	$1,817	$1,717	$1,849	$7,351

*	Recast due to the dropdown of the olefin business to Williams Partners in the fourth quarter of 2012.